EXHIBIT 12-1


                                    PECO ENERGY COMPANY AND SUBSIDIARY COMPANIES
                               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                                     SEC METHOD
                                                       ($000)

                                                     3 MONTHS
                                                       ENDED
                                                     03/31/97
                                                     --------

NET INCOME                                          $112,999

ADD BACK:

- INCOME TAXES:
     OPERATING INCOME                                 93,566
     NON-OPERATING INCOME                             (1,879)
                                                      -------
  NET TAXES                                           91,687

- FIXED CHARGES:
     INTEREST APPLICABLE TO DEBT                      89,384
     ANNUAL RENTALS                                    1,995
                                                     -------
     TOTAL FIXED CHARGES                              91,379

ADJUSTED EARNINGS INCLUDING AFUDC                   $296,065
                                                    ========
RATIO OF EARNINGS TO FIXED CHARGES                      3.24
                                                        ====